    As filed with the Securities and Exchange Commission on February 4, 1997
                                                      Registration No. 333-*****
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ---------

                               SINTER METALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                              25-1677695
  (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                                 Terminal Tower
                          50 Public Square, Suite 3200
                              Cleveland, Ohio 44113
          (Address of Principal Executive Offices, including Zip Code)

                                 -------------

           SINTER METALS, INC. 1994 KEY EMPLOYEES STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 -------------

                               Joseph W. Carreras
                Chairman of the Board and Chief Executive Officer
                               Sinter Metals, Inc.
                                 Terminal Tower
                          50 Public Square, Suite 3200
                              Cleveland, Ohio 44113
                     (Name and Address of Agent for Service)

                                 (216) 771-6700
         (Telephone Number, including Area Code, of Agent for Service)

                               -----------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                                              Proposed          Proposed
Title of                                                       maximum           maximum
securities                                    Amount          offering          aggregate        Amount of
to be                                          to be            price           offering       registration
registered                                  registered      per share (1)       price (1)           fee
-------------------------------------------------------------------------------------------------------------

Class A Common Stock, par value
$.001 per share (2)                           474,705         $27.188          $12,906,280      $3,911
-------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Class A Common Stock of Sinter Metals, Inc. reported on the New York Stock Exchange on January 31, 1997.

(2) The 474,705 Common Shares being registered are issuable upon exercise of options to be granted pursuant to the Sinter Metals, Inc. 1994 Key Employees Stock Incentive Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by Sinter Metals, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

         (1) The Company's Annual Report Form 10-K for the fiscal year ended December 31, 1995;

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996;

         (3)      The Company's Current Report on Form 8-K dated July 18, 1996;

         (4)      The Company's Current Report on Form 8-K/A dated July 18,
                  1996;

         (5)      The Company's Current Report on Form 8-K dated
                  October 17, 1996;

         (6) The Company's Form S-1 Registration Statement filed December 24, 1996, as amended by the Company's Amendment No. 1 to
                  Form S-1 Registration Statement filed January 3, 1997;
                  and the Company's Amendment No. 2 to Form S-1 Registration Statement filed January 17, 1997, and the Company's Amendment No. 3 to Form S-1 Registration Statement filed February 4, 1997 (Registration Statement No. 333-18767);

         (7)      The Company's Current Report on Form 8-K dated January 3,
                  1997; and

         (8) The description of the Company's Class A Common Stock, par value $.001 per share, contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendments and reports filed for the purpose of updating that description.

         All documents that shall be filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all the securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing hereof, other than the portions of such documents which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article SEVENTH of the Company's Restated Certificate of Incorporation (the "Certificate") provides that Directors and officers, or each person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Company as an employee or agent of the Company or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators, or estate of such person) shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law ("DGCL") or any other applicable laws as presently or hereafter in effect. The Company is authorized under the Certificate to enter into one or more agreements with any person which provide for indemnification greater or different than that provided by the Certificate.

         In addition, Article EIGHTH of the Certificate provides that, to the full extent permitted by the DGCL or any other applicable laws presently or hereafter in effect, no Director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. The Certificate provides that any repeal or modification of either Article SEVENTH or Article EIGHTH will not affect any right or protection existing thereunder immediately prior to such repeal or modification.

         The DGCL empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person was a Director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation at the request of the Company. In addition, the DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care.

         The Directors and officers of the Company are covered by insurance, indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9.       UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)  To include any prospectus required by Section 10
                  (a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective date thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated in the Registration Statement by reference shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on this 4th day of February, 1997.


                                       SINTER METALS, INC.



                                       By: /s/ Joseph W. Carreras
                                          -------------------------------------
                                           Joseph W. Carreras
                                           Chairman of the Board and Chief
                                               Executive Officer


         Pursuant to the Requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURES                                           TITLE                            DATE
         ----------                                           -----                            ----

 /s/ Joseph W. Carreras                            Chairman of the Board and             February 4, 1997
-------------------------------------------          Chief Executive Officer
     Joseph W. Carreras                           (Principal Executive Officer)


 /s/ Michael T. Kestner                           Vice President, Chief Financial         February 4, 1997
-------------------------------------------           Officer and Secretary
     Michael T. Kestner                           (Principal Financial Officer)


 /s/ Ian B. Hessel                                Vice President and Controller          February 4, 1997
-------------------------------------------      (Principal Accounting Officer)
     Ian B. Hessel

 /s/ Donald L. LeVault                                      Director                     February 4, 1997
-------------------------------------------
     Donald L. LeVault

 /s/ E. Joseph Hochreiter                                   Director                     February 4, 1997
-------------------------------------------
     E. Joseph Hochreiter

 /s/ David Y. Howe                                          Director                     February 4, 1997
-------------------------------------------
     David Y. Howe

 /s/ Mary Lynn Putney                                       Director                     February 4, 1997
-------------------------------------------
     Mary Lynn Putney

         SIGNATURES                                           TITLE                            DATE
         ----------                                           -----                            ----

 /s/ William H. Roj                                         Director                     February 4, 1997
---------------------------------
     William H. Roj

 /s/ Charles E. Volpe                                       Director                     February 4, 1997
---------------------------------
     Charles E. Volpe

* This Registration Statement has been signed on behalf of the above-named directors and officers of the Company by Michael T. Kestner, Vice President and Chief Financial Officer, as attorney-in-fact pursuant to powers of attorney filed with the Securities and Exchange Commission as
       Exhibit 24.2 to this Registration Statement.


                                      By:   /s/ Michael T. Kestner
                                          ------------------------------------
                                          Michael T. Kestner, Attorney-in-Fact


DATED: February 4, 1997

                                  EXHIBIT INDEX

   EXHIBIT
    NUMBER                              EXHIBIT DESCRIPTION
    ------                              -------------------

      4.1 Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1(i) to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1994 (Commission File No. 1-13366).

      4.2 Restated By-Laws of the Company, incorporated herein by reference to Exhibit 3.1(ii) to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1994 (Commission File No. 1-13366).

      4.3 Specimen certificate for the Class A Common Stock, par value $.001 per share, of the Company is incorporated herein by reference to Exhibit 4.1 of the Company's Amendment No. 4 to Form S-1 Registration Statement filed October 20, 1994 (Registration Statement No. 33-82390).

      4.4 Form of certificate for the Class B Common Stock, par value $.001 per share, of the Company is incorporated herein by reference to Exhibit 4.2 of the Company's Amendment No. 3 to Form S-1 Registration Statement filed October 14, 1994 (Registration Statement No. 33-82390).

      4.5 Stockholders' Agreement, dated as of October 18, 1994, by and among the Company, Citicorp Venture Capital Ltd., and certain other stockholders of the Company is incorporated herein by reference to Exhibit 4.2 of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1994 (Commission File No. 1-13366).

      4.6 Sinter Metals, Inc. 1994 Key Employees Stock Incentive Plan dated December 31, 1994, incorporated herein by reference to
                 Exhibit 10.1 of the Company's Amendment No. 3 to Form S-1 Registration Statement filed October 14, 1994 (Registration Statement No. 33-82390).

      5.1 Opinion of Calfee, Halter & Griswold LLP, Counsel to the Company, as to the validity of the securities being offered. See Page II-7 of this Registration Statement.

      23.1 Consent of Independent Public Accountants. See Page II-8 of this Registration Statement.

      23.2       Consent of Counsel. See Page II-9 of this Registration
                 Statement.

      24.1 Power of Attorney of the Company and related Certified Resolution. See Pages II-10 and II-11 of this Registration Statement.

      24.2 Power of Attorney of the Directors. See Page II-12 of this Registration Statement.

                                      E-1